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                                                                   EXHIBIT 10.13


                                 PROMISSORY NOTE


$290,000.00                                                         Toledo, Ohio
                                                                    July 7, 1998

         ON OR BEFORE AUGUST 1, 2003, FOR VALUE RECEIVED, the undersigned, UNITREND, INC., an Ohio corporation (the "Borrower") promises to pay to the order of NATIONAL CITY BANK (the "Bank"), the principal sum of Two Hundred Ninety Thousand and No/100 Dollars ($290,000.00) together with interest thereon at a rate per annum equal to one and one-half percent (1.5%) in excess of the Prime Rate as in effect from time to time. Borrower shall make one (1) payment of interest only on August 1, 1998. Thereafter, Borrower shall make sixty (60) consecutive monthly installments commencing on the first day of September, 1998, and continuing on the first day of each mouth thereafter until paid in full. The first fifty-nine (59) such installments shall be in the amount of (a) One Thousand Six Hundred Eleven and No/100 Dollars ($1,611.00) principal plus (b) interest due to the date of each installment. The final installment shall be paid on August 1, 2003, in an amount equal to all unpaid principal together with interest to that date. "Prime Rate" means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable under dais note. The Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans. Interest shall be computed on a 360-day basis and on the actual number of days elapsed. Both principal and interest are payable at the main office of Bank in lawful money of the United States of America

         If the Borrower fails to pay any installment of interest or fail to repay the principal of this note in full within ten (10) days after its due date, the Borrower, in each case, will Incur and shall pay a late charge equal to the greater of Twenty and No/100 Dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any default under this note. In addition, if the Borrower fails to make any payment within ten (10) days of when due hereunder, the then outstanding principal balance hereof, together with all overdue interest, shall automatically and immediately draw interest until such default is cured at a rate equal to two percent (2%) per annum in excess of the rate then in effect.

         Payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective dates, until paid in full, then to late charges and then to principal. In its discretion, Bank may, from time to time, unilaterally change


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any provision for the application of payments by mailing a written notice to
Borrower of the change. The notice shall be mailed to the address indicated herein or such other address that Borrowers may furnish in writing to an appropriate officer of Bank and shall be mailed no less than fifteen (15) days prior to the effective date of such change.

         This note is secured by an open-end real estate mortgage and security agreement, of even date herewith, on real property located in the City of Toledo, Lucas County, Ohio (the "Mortgage"). Reference is made to the Mortgage for rights as to acceleration upon default under this note.

         Presentment, notice of dishonor and protest are waived by all debtors, sureties, guarantors and endorsers.

         Borrower may prepay this note, in whole or in part, at any time before maturity without premium or penalty. Prepayments shall be applied to the principal installments in the inverse order of their maturities.

         Any one of the following events shall be an Event of Default under this note:

(a)      failure to make any payment within ten (10) days of when due hereunder;

(b) failure of any guarantor hereof to provide Bank with tax returns, cash How statements, and financial statements as provided in the guarantee;

(c) occurrence of a default or Event of Default under, or as defined in, the mortgage or any other instrument given as security for this note; or

(d) filing by, or against any of the Borrowers, any complaint or action for relief under any bankruptcy or insolvency laws, or for the appointment of a receiver; or.

If any Event of Default occurs, Bank may, at its option, accelerate the maturity of this note. If Bank chooses to accelerate, the entire unpaid principal amount, together with interest at the default rate set forth above, shall be immediately due and payable, without demand or notice, both of which are expressly waived by Borrowers.

         Borrower represents and warrants to Bank that all funds received in consideration of the making and delivery of this note shall be used for business or commercial purposes.

         This note shall be governed and construed in accordance with the laws of the State of Ohio.


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AS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED HEREBY, BORROWERS
AND BANK KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE; THE LOAN EVIDENCED HEREBY; ALL DOCUMENTS AND AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THE LOAN EVIDENCED HEREBY; AND ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

         Borrower authorizes any attorney-at-law (a) to appear in any state or federal court of record in the United States after this note matures whether occurring by lapse of time or by acceleration; (b) to waive the issuance and service of process; (c) to confess judgment against Borrowers in favor of the Bank or other holder of this note for the amount then appearing due, together with interest and costs of suit; and (d) to release all errors and waive all rights of appeal and stay of execution. If any judgment against Borrower is vacated for any reason, this warrant of attorney may be used to obtain additional judgments.

              "WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

                                            BORROWER:

                                            UNITREND, INC.
                                             (an Ohio corporation)


                                            By: /s/ Conrad Jelinger, Pres.
                                                --------------------------
                                                    Conrad Jelinger


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